UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Date of Report (Date of earliest event reported): July 19, 2017

COPSYNC, INC.
(Exact name of registrant specified in charter)

Delaware (State of Incorporation)	001-37613 (Commission File Number)	98-0513637 (IRS Employer Identification No.)

16415 Addison Road, Suite 300, Addison, Texas 75001
(Address of principal executive offices)  (Zip Code)

(972) 865-6192
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230. 405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                  ☐

The management and board of directors (the “Board”) of COPsync, Inc., a Delaware corporation (the “Company”), acknowledge that they have been unable to obtain certain information necessary to ensure that this Current Report on Form 8-K is complete.  Consequently, the Company intends to file one or more Current Reports on Form 8-K as promptly as management and the Board are able to obtain and verify such additional information.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Due to cash flow limitations, the Company has been unable to compensate its employees during certain recent pay periods.  The Company estimates that outstanding compensation owed to its employees is approximately $297,000, at July 10, 2017.  Moreover, the Company has been unable to reimburse its employees for certain expenses incurred since the third quarter of 2016.  The Company estimates that, at July 10, 2017, expense reimbursements owed to its employees is approximately $70,000.  New management has been unable to estimate with any degree of certainty compensation and expense reimbursements owed to certain former employees.
Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The Company acknowledges that it is in default under several, if not all, of its outstanding debt obligations and, as a result, amounts owed thereunder have been accelerated.  At July 10, 2017, the Company had approximately $100,000 in cash and cash equivalents.  Should the Company be unable to cure its events of default, and further, be unable to secure adequate debt and equity financing, the Company will be unable to continue its business.  The Company cannot provide any assurance that it will be able to obtain sufficient financing to enable it to continue its business.  The Board is currently considering approaches to continuing the operation of the Company’s business, including those involving a reorganization in bankruptcy.
Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On April 4, 2017, the Company was notified by The NASDAQ Stock Market LLC (“Nasdaq”) that the Nasdaq Hearings Panel had determined to delist the Company’s common stock, $0.0001 par value per share (“Common Stock”), from Nasdaq, effective at the open of business on April 6, 2017, due to the Company’s inability to comply with the minimum $2,500,000 stockholders’ equity requirement for continued listing.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Director
On June 13, 2017, Ronald A. Woessner notified the Company of his resignation from the Board, effective immediately.  Mr. Woessner’s resignation did not result from any disagreement with the Company on any matter related to the Company’s operations, policies or practices.  The Board presently consists of Joseph Alosa, Sr., as Chairman of the Board, Russell D. Chaney, Rodney A. Bienvenu, Jr. and Wade Powell.
Departure of Executive Officers
On March 17, 2017, Dr. Andrew Cilia, the Company’s Vice President of Engineering/Video, notified the Board of his resignation, effective immediately, and terminated his employment agreement with the Company.
On March 17, 2017, the Board terminated a consulting arrangement with Alyssa Kirk under which Ms. Kirk performed certain services typically performed by an executive officer.
On June 4, 2017, the Board dismissed Philip J. Anderson as Interim Chief Executive Officer and Chief Financial Officer and terminated his employment.  Mr. Anderson did not have an employment agreement.

Appointment of New Executive Officers
On April 12, 2017, the Board appointed Joseph Alosa, Sr. (age 76) as the Company’s Interim Chief Executive Officer, effective immediately.  Mr. Alosa was elected Chairman of the Board on September 9, 2015.  Mr. Alosa has served as President and Chief Executive Officer of New England Kenworth, Patsy’s Inc. and Patsy’s Leasing Corp. and the Profile Group of Dealerships, all with corporate offices in Concord, New Hampshire.  Since 1960, Mr. Alosa has operated more than a dozen successful transportation industry companies throughout New England and brings decades of business experience working with law enforcement agencies in the Northeast.  He serves on numerous community and professional boards in New Hampshire and has served as a representative member of the New England Advisory Board for the Federal Reserve Bank of Boston.  Mr. Alosa is an honors graduate of the Stanford Graduate School’s Executive Management Program.  There was no arrangement or understanding between Mr. Alosa and any other person pursuant to which Mr. Alosa was selected to serve as the Company’s Interim Chief Executive Officer and there are no related party transactions involving Mr. Alosa that are reportable under Item 404(a) of Regulation S-K.
On June 14, 2017, the Board appointed Clint Mock (age 35) as the Company’s Chief Financial Officer, effective immediately.  Mr. Mock is a Certified Public Accountant and has been Chief Executive Officer of Mock & Associates since 2010.  Mr. Mock has experience advising clients in the Entertainment, Real Estate, Healthcare, Hospitality, Manufacturing/Distribution and Technology industries.  There was no arrangement or understanding between Mr. Mock and any other person pursuant to which Mr. Mock was selected to serve as the Company’s Chief Financial Officer and there are no related party transactions involving Mr. Mock that are reportable under Item 404(a) of Regulation S-K.
Item 8.01          Other Events.
On May 25, 2017, The Brewer Group, Inc. filed a complaint against the Company in the Circuit Court of the 17th Judicial Circuit in Broward County Florida alleging breach of contract and fraud relating to four promissory notes previously issued by the Company.  The complaint seeks a monetary judgment from the Company of approximately $450,000.  The Company is currently engaged in settlement discussions in an attempt to resolve this complaint without protracted litigation.
On May 30, 2017, The Office of the District Attorney of the 32nd Judicial District of the State of Texas filed a complaint against several parties, including the Company, in the 32nd Judicial District Court of Nolan County, Texas alleging breach of contract, common law fraud and deceptive trade practices.  The complaint alleges damages of approximately $240,000.  An agreement between the parties has been reached abating this litigation until August 18, 2017, pending ongoing efforts to resolve the complaint.
On June 1, 2017, the Company was notified by the United States Department of Labor (“DOL”) of an investigation into the (i) delayed and missed payrolls described in Item 2.03 of this Current Report on Form 8-K; (ii) classification of Company employees as exempt and/or non-exempt; and (iii) time required of Company employees during a regular work week.  The DOL investigation is ongoing and the Company intends to cooperate with DOL to the fullest extent possible.
On June 5, 2017, the Company was notified by the Financial Industry Regulatory Authority (“FINRA”) of the continuation of an investigation and review into trading activity in the Common Stock on January 6, 2017.  The FINRA investigation is ongoing and the Company intends to cooperate with FINRA to the fullest extent possible.
The Company has been notified by the Staff of the Division of Enforcement of the Securities and Exchange Commission (the “Staff”) that it is undertaking a review of certain issues relating to the Company.  The Company intends to cooperate fully with the Staff.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2017	COPsync, Inc. By: /s/ Joseph Alosa, Sr. Name: Joseph Alosa, Sr. Title: Interim Chief Executive Officer